Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of OnePlatform Holdings Limited and Subsidiaries, and TAG Asia Capital Holdings Limited and Subsidiaries (collectively referred to as the “Company”) on Form S-8 of our report dated May 16, 2022 (which includes an explanatory paragraph as to the Company’s ability to continue as a going concern), with respect to our audits of the combined financial statements of the Company as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, which report is incorporated by reference in this Registration Statement.

We were dismissed as auditors on November 30, 2022 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing or incorporated by reference in this Registration Statement for the periods after June 30, 2022.

/s/ Friedman LLP

New York, New York

February 24, 2023